AMENDED AND RESTATED BY-LAWS
OF
ALASKA COMMUNICATIONS SYSTEMS GROUP, INC.

ARTICLE I

OFFICES

SECTION 1. REGISTERED OFFICE – The registered office of Alaska Communications Systems Group, Inc. (the “Corporation”) shall be established and maintained at the office of The Corporation Trust Company at The Corporation Trust Center, 1209 Orange Street in the City of Wilmington, County of New Castle, State of Delaware, and said Corporation Trust Company shall be the registered agent of the Corporation in charge thereof.

SECTION 2. OTHER OFFICES – The Corporation may have other offices, either within or without the State of Delaware, at such place or places as the Board of Directors may from time to time select or the business of the Corporation may require.

ARTICLE II

MEETINGS OF STOCKHOLDERS

SECTION 1. ANNUAL MEETINGS – Annual meetings of stockholders for the election of directors shall be held at such place, either within or without the State of Delaware, and at such time and date as the Board of Directors, by resolution, shall determine and as set forth in the notice of the meeting. If the Board of Directors fails so to determine the time, date and place of the meeting, the annual meeting of stockholders shall be held at the registered office of the Corporation on the first Tuesday in April. If the date of the annual meeting shall fall upon a legal holiday, the meeting shall be held on the next succeeding business day. At each annual meeting, the stockholders entitled to vote shall elect a Board of Directors and they may transact such other corporate business as shall be stated in the notice of the meeting.

SECTION 2. SPECIAL MEETINGS – Special meetings of the stockholders for any purpose or purposes may be called by the Chairman of the Board, the President or by resolution of the Board of Directors.

SECTION 3. VOTING – Each stockholder entitled to vote in accordance with the terms of the Amended and Restated Certificate of Incorporation of the Corporation (“the Certificate of Incorporation”) and these Amended and Restated By-Laws (“the By-Laws”) may vote in person or by proxy, but no proxy shall be voted after three years from its date unless such proxy provides for a longer period.

All elections for directors in which there are more nominees than positions being filled and all other votes providing more than two options (excluding abstention) shall be decided by a plurality vote of the votes of the shares present in person or represented by proxy at the meeting (the “Present Shares”); all other questions shall be decided by majority vote of the votes of the Present Shares except in each case as otherwise provided by the Certificate of Incorporation or the laws of the State of Delaware. If an incumbent director is not elected, that director must immediately tender a resignation, and the Board of Directors will decide, through a process managed by the Nominating and Corporate Governance Committee and excluding the director in question, whether to accept the resignation. That decision will be made no later than the Board of Directors’ next regularly scheduled Board meeting and absent a compelling reason for the director to remain on the Board, the Board of Directors shall accept the resignation.

A complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, with the address of each, and the number of shares held by each, shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is entitled to be present.

SECTION 4. QUORUM – Except as otherwise required by law, by the Certificate of Incorporation or by these By-Laws, the presence, in person or by proxy, of stockholders holding shares constituting a majority of the voting power of all of the then outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors shall constitute a quorum at all meetings of the stockholders. In case a quorum shall not be present at any meeting, a majority in interest of the stockholders entitled to vote thereat, present in person or by proxy, shall have the power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until the requisite amount of stock entitled to vote shall be present; provided, however, that if the date of any adjourned meeting is more than thirty (30) days after the date for which the meeting was originally noticed, or if a new records date is fixed for the adjourned meeting, written notice of the place, date, and time of the adjourned meeting shall be given in conformity herewith. At any such adjourned meeting at which a quorum is present, any business may be transacted that might have been transacted at the meeting as originally noticed; but, unless a new record date is fixed in accordance with applicable laws, only those stockholders entitled to vote at the meeting as originally noticed shall be entitled to vote at any adjournment or adjournments thereof.

SECTION 5. NOTICE OF MEETINGS – Written notice, stating the place, date and time of the meeting and, in the case of a special meeting, the purpose or purposes for which the meeting is called shall be given to each stockholder entitled to vote thereat, at his or her address as it appears on the records of the Corporation, not less than ten nor more than sixty days before the date of the meeting (except as otherwise required by applicable law). No business other than that stated in the notice shall be transacted at any meeting without the unanimous consent of all the stockholders entitled to vote thereat.

SECTION 6. ACTION WITHOUT MEETING – Unless otherwise provided by the Certificate of Incorporation, any action required or permitted to be taken at any annual or special meeting of stockholders may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by the holder of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shared entitled to vote thereon were present and voted. Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing and who, if the action had been taken at a meeting, would have been entitled to notice of the meeting if the record date for such meeting had been the date that written consents signed by a sufficient number of stockholders to take the action were delivered to the Corporation in accordance with Section 228 of the General Corporation Law of the State of Delaware.

SECTION 7. ADVANCE NOTICE OF STOCKHOLDER BUSINESS AND NOMINATIONS – At any annual meeting of stockholders, only such business shall be considered as shall have been properly brought before the meeting. For nominations or other business, to be properly brought before a meeting, a stockholder must give timely notice thereof in proper written form to the Secretary of the Corporation.

To be timely, a stockholder’s written notice must be delivered to and received by the Secretary at the principal executive offices of the Corporation not less than 120 days or more than 150 days prior to the first anniversary of the preceding year’s annual meeting; provided, however, that in the event that the date of the annual meeting is advanced by more than 30 days from such anniversary date, notice by the stockholder to be timely must be delivered to the Secretary at the principal executive offices of the Corporation not later than the close of business on the later of (i) the 120th day prior to such annual meeting or (ii) the 10th day following the day on which the Public Announcement of the date of such meeting is first made. In no event shall any adjournment or postponement of an annual meeting or the announcement thereof commence a new time period for the giving of a stockholder’s notice as described in this section. “Public Announcement” shall mean disclosure in a press release issued by the Corporation and reported by the Dow Jones News Service, Associated Press or a comparable national news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Securities Exchange Act of 1934, as amended, or any successor thereto (the “1934 Act”).

To be in proper written form, such stockholder’s notice shall set forth:

(a) as to each person whom the stockholder proposes to nominate for election as a director: (1) the name, age, business address and residence address of the nominee, (2) the principal occupation or employment of the nominee, (3) the class and number of shares of the Corporation that are beneficially owned by the nominee and any derivative positions held or beneficially held by the nominee, (4) whether and the extent to which any hedging or other transaction or series of transactions has been entered into by or on behalf of the nominee with respect to any securities of the Corporation, and whether any other agreement, arrangement or understanding (including any short position or any borrowing or lending of shares) has been made regarding those matters, (5) a description of all arrangements and understandings between the stockholder and each nominee and any other persons pursuant to which the nominations are to be made by the stockholder, (6) a written certification executed by the nominee acknowledging that as a director of the Corporation, the nominee: (i) will owe fiduciary duties under Delaware law to the Corporation and its stockholders (ii) is not a party to any agreement, understanding, or conflict of interest, that will interfere with that fiduciary duty including one with respect to how the nominee would, if elected, act or vote on any issue or question that may come before the Board of Directors and (iii) will comply with all applicable Corporation policies and procedures governing directors of the Corporation and (7) any other information relating to such nominee that would be required to be disclosed about such nominee if proxies were being solicited for the election of the nominee as a director, or that is otherwise required, in each case pursuant to Regulation 14A under the 1934 Act (including the nominee’s written consent to being named in the proxy statement, if any, as a nominee and to serving as a director if elected);

(b) as to any other business that the stockholder proposes to bring before the meeting, (1) a brief description of the business desired to be brought before the meeting, (2) the reasons for conducting such business at the meeting and (3) any material interest in such business of such stockholder and the beneficial owner, if any, on whose behalf the proposal is made; and

(c) as to the stockholder giving the notice, the beneficial owner, if any, on whose behalf the nomination or proposal is made and any Stockholder Associated Person (as defined below), (1) the name and address of such stockholder, as they appear on the Corporation’s books, and of such beneficial owner and any Stockholder Associated Person, (2) the class and number of shares of the Corporation which are owned beneficially and of record by such stockholder, such beneficial owner and any Stockholder Associated Person and any derivative positions held or beneficially held by the stockholder or any Stockholder Associated Person, (3) whether and the extent to which any hedging or other transaction or series of transactions has been entered into by or on behalf of such stockholder or any Stockholder Associated Person with respect to any securities of the Corporation, and whether any other agreement, arrangement or understanding (including any short position or any borrowing or lending of shares) has been made regarding those matters, (4) any material interest of the stockholder or a Stockholder Associated Person in such business and, (5) any other information that is otherwise required, pursuant to regulation 14A under the 1934 Act. In addition, to be in proper written form, a stockholder’s notice to the secretary shall be supplemented not later than 10 days following the record date to disclose the information contained in clauses (2) and (3) above as of the record date. For purposes of this section, a “Stockholder Associated Person” of any stockholder shall mean (i) any person controlling, directly or indirectly, or acting in concert with, such stockholder, (ii) any beneficial owner of shares of stock of the Corporation owned of record or beneficially by such stockholder and on whose behalf the nomination or proposal is made, and (iii) any person controlling, controlled by or under common control with such person referred to in the preceding clauses (i) and (ii).

The provisions of this Section 7 are the exclusive means for a stockholder to make a nomination or propose business before an annual meeting, unless a stockholder proposes nominations or business to be included in the Corporation’s proxy materials, in which case stockholder shall also comply with Rules 14a-8, under the 1934 Act. The chairperson of the annual meeting shall, if the facts warrant, determine and declare at the annual meeting that a nomination or proposal of business was not properly brought before the annual meeting in accordance with the provisions of this Section 7, and, if the chairperson should so determine, he or she shall so declare at the annual meeting that any such nomination or proposal of business not properly brought before the annual meeting shall not be heard.

SECTION 8. CONDUCT OF MEETINGS.

For all stockholder meetings, the chair of the meeting, inspectors of elections, and other meeting officials shall be appointed by the Board of Directors. The chair shall preside at the meeting and shall have all of the authority normally provided to the chair of a stockholder meeting, including the authority to:

(a)	make definitive rulings on all points of order;

(b)	open and close all polls; and

(c)	identify and implement other applicable rules of order for the meeting (e.g., Roberts Rules of Order or similar recognized sources).

ARTICLE III

DIRECTORS

SECTION 1. NUMBER AND TERM – The business and affairs of the Corporation shall be managed by or under the direction of a Board of Directors. The exact number of directors shall initially be three and may thereafter be fixed from time to time by the Board of Directors. Directors shall be elected at the annual meeting of stockholders and each director shall be elected to serve until his or her successor shall be elected and shall qualify. A director need not be a stockholder.

SECTION 2. RESIGNATIONS – Any director may resign at any time. Such resignation shall be made in writing, and shall take effect at the time specified therein, and if not time be specified, at the time of its receipt by the Chairman of the Board, the President or the Secretary. The acceptance of a resignation shall not be necessary to make it effective.

SECTION 3. VACANCIES – If the office of any director becomes vacant or any new directorship is created, the remaining directors in office, though less than a quorum, by a majority vote, may appoint any qualified person to fill such vacancy or new directorship, who shall hold office for the unexpired term and until his or her successor shall be duty chosen. If the office of any director becomes vacant or any new directorship is created and there are no remaining directors, the stockholders may elect any qualified person to fill such vacancy or new directorship, in accordance with the provisions of Article II, Section 3, of these By-Laws, at a special meeting called for such purpose.

SECTION 4. REMOVAL – Except as hereinafter provided, any director or directors may be removed either for or without cause at any time by the affirmative vote of the holders of a majority of the voting power of all the then outstanding shared of capital stock of the Corporation entitled to vote generally in the election of directors, at an annual meeting or a special meeting called for the purpose, and the vacancy thus created may be filled, at such meeting, by the affirmative vote of holders of shares constituting a majority of the voting power of all of the then outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors.

SECTION 5. COMMITTEES – The Board of Directors may designate one or more committees, including an Executive Committee, each committee to consist of one or more directors of the Corporation. The Executive Committee, if any, shall be authorized to exercise all of the powers and authority of the Board to the fullest extent permitted under Delaware law.

To the fullest extent permitted by Delaware law, any other committee, to the extent provided in the resolution of the Board of Directors, or in these By-Laws, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers which may require it.

SECTION 6. MEETINGS – The newly elected directors may hold their first meeting for the purpose of organization and the transaction of business, if a quorum be present, immediately after the annual meeting of the stockholders; or the time and place of such meeting may be fixed by consent of all the Directors.

Regular meetings of the Board of Directors may be held without notice at such places and times as shall be determined from time to time by resolution of the Board of Directors.

Special meetings of the Board of Directors may be called by the Chairman of the Board or the President, or by the Secretary on the written request of any two directors, on at least one day’s notice of the place, date and time of such meeting given to each director (except that notice to any director may be waived in writing by such director.)

Unless otherwise restricted by the Certificate of Incorporation or these By-Laws, members of the Board of Directors, or any committee designated by the Board of Directors, may participate in any meeting of the Board of Directors or any committee thereof by means of a conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and such participation in a meeting shall constitute presence in person at the meeting.

SECTION 7. QUORUM – A majority of the Directors then in office shall constitute a quorum for the transaction of business. If at any meeting of the Board of Directors there shall be less than a quorum present, a majority of those present may adjourn the meeting from time to time until a quorum is obtained, and no further notice thereof need be given other than by announcement at the meeting which shall be so adjourned. The vote of the majority of the Directors present at a meeting at which a quorum is present shall be the act of the Board of Directors unless the Certificate of Incorporation or these By-Laws shall require the vote of a greater number.

SECTION 8. ACTION WITHOUT MEETING – Any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting if a written consent thereto is signed or electronically approved by all members of the Board of Directors or of such committee, as the case may be, and such written consent is filed with the minutes of proceedings of the Board of Directors or such committee.

SECTION 9 QUALIFICATIONS. A person may only be nominated as a Director, or having been nominated may only serve as a Director, if the person is (and provides a certification that to the best of the person’s knowledge, after reasonable investigation, the person is):

(a)	over the age of 21;

(b)	not prohibited from being a director in a publicly held company, in general, or the Corporation, in particular, by any applicable law, regulation, or rule (including any rule promulgated by a self-regulatory organization);

(c)	in compliance with, and has at all relevant times been in compliance (together with the nominator(s) of the person) with, the applicable provisions of Article 2, Section 7 of these By-laws and Rule 14a-8 of the 1934 Act; and

(d)	in timely compliance with any request from the Board to prepare the written questionnaire with respect to background and qualifications required to be completed on an annual basis by all Directors and has provided a certification consistent with the certification specified under Article 2, Section 7.

ARTICLE IV

OFFICERS

SECTION 1. OFFICERS – The officers of the Corporation shall be a Chairman of the Board (if an officer), a President, one or more Vice Presidents, a Treasurer and a Secretary, all of whom shall be elected by the Board of Directors and shall hold office until their successors are duly elected and qualified. In addition, the Board of Directors may elect such Assistant Secretaries and Assistant Treasurers as they may deem proper. The Board of Directors may appoint such other officers and agents as it may deem advisable, who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the Board of Directors.

SECTION 2. CHAIRMAN OF THE BOARD – The Chairman of the Board may or may not be an officer of the Corporation, at the discretion of the Board of Directors. He or she shall preside at all meetings of the Board of Directors and shall have and perform such other duties as may be assigned to him or her by the Board of Directors. The Chairman of the Board (if an officer) shall have the power to execute bonds, mortgages and other contracts on behalf of the Corporation, and to cause the seal of the Corporation to be affixed to any instrument requiring it, and when so affixed the seal shall be attested to by the signature of the Secretary or the Treasurer or an Assistant Secretary or an Assistant Treasurer.

SECTION 3. PRESIDENT – The President shall have the general powers and duties of supervision and management usually vested in the office of President of a corporation. The President shall have the power to execute bonds, mortgages and other contracts on behalf of the Corporation, and to cause the seal to be affixed to any instrument requiring it, and when so affixed the seal shall be attested to by the signature of the Secretary or the Treasurer or an Assistant Secretary or an Assistant Treasurer.

SECTION 4. VICE PRESIDENTS – Each Vice President shall have such powers and shall perform such duties as shall be assigned to him or her by the Board of Directors.

SECTION 5. TREASURER – The Treasurer shall be the Chief Financial Officer of the Corporation. He or she shall have the custody of the corporate funds and securities and shall keep full and accurate account of receipts and disbursements in books belonging to the Corporation. He or she shall deposit all moneys and other valuables in the name and to the credit of the Corporation in such depositaries as may be designated by the Board of Directors. He or she shall disburse the funds of the Corporation as may be ordered by the Board of Directors, the Chairman of the Board (if an officer), or the President, taking proper vouchers for such disbursements. He or she shall render to the Chairman of the Board, the President and Board of Directors at the regular meetings of the Board of Directors, or whenever they may request it, an account of all his or her transactions as Treasurer and of the financial condition of the Corporation. If required by the Board of Directors, he or she shall give the Corporation a bond for the faithful discharge of his or her duties in such amount and with such surety as the Board of Directors shall prescribe.

SECTION 6. SECRETARY – The Secretary shall give, or cause to be given, notice of all meetings of stockholders and of the Board of Directors and all other notices required by law of by these By-Laws, and in case of his or her absence or refusal or neglect so to do, any such notice may be given by any person thereunto directed by the Chairman of the Board or the President, or by the Board of Directors, upon whose request the meeting is called as provided in these By-Laws. He or she shall record all the proceedings of the meetings of the Board of Directors, any committees thereof and the stockholders of the Corporation in a book to be kept for that purposed, and shall perform such other duties as may be assigned to him or her by the Board of Directors, the Chairman of the Board or the President, and attest to the same.

SECTION 7. ASSISTANT TREASURERS AND ASSISTANT SECRETARIES – Assistant Treasurers and Assistant Secretaries, if any, shall be elected and shall have such powers and shall perform such duties as shall be assigned to them, respectively, by the Board of Directors.

ARTICLE V

MISCELLANEOUS

SECTION 1. CERTIFICATES OF STOCK – A certificate of stock shall be issued to each stockholder certifying the number of shares owned by such stockholder in the Corporation. Certificates of stock of the Corporation shall be of such form and device as the Board of Directors may from time to time determine.

SECTION 2. LOST CERTIFICATES – A new certificate of stock may be issued in the place of any certificate theretofore issued by the Corporation, alleged to have been lost or destroyed, and the Board of Directors may, in its discretion, require the owner of the lost or destroyed certificate, or such owner’s legal representatives, to give the Corporation a bond, in such sum as they may direct, to indemnify the Corporation against any claim that may be made against it on account of the alleged loss of any such certificate, or the issuance of any such new certificate.

SECTION 3. TRANSFER OF SHARES – The shares of stock of the Corporation shall be transferable only upon its books by the holders thereof in person of by their duly authorized attorneys or legal representatives, and upon such transfer the old certificates shall be surrendered to the Corporation by the delivery thereof to the person in charge of stock and transfer books and ledgers, or to such other person as the Board of Directors may designate, by whom they shall be cancelled, and new certificates shall thereupon be issued. A records shall be made of each transfer and whenever a transfer shall be made for collateral security, and not absolutely, it shall be so expressed in the entry of the transfer.

SECTION 4. STOCKHOLDERS RECORD DATE – In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any charge, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors and which record date: (1) in the case of determination of stockholders entitled to vote at any meeting of stockholders or adjournment thereof, shall, unless otherwise required by law, not more than sixty days nor less than ten days before the date of such meeting; (2) in the case of determination of stockholder entitled to express consent to corporate action in writing without a meeting, shall not be more than ten days from the date upon which the resolution fixing the record date is adopted by the Board of Directors; and (3) in the case of any other action, shall not be more than sixty days prior to such other action. If no record date is fixed: (1) the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business of the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held; (2) the record date for determining stockholders entitled to express consent to corporate action in writing without a meeting when no prior action of the Board of Directors is required by law, shall be the first day on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the Corporation in accordance with applicable law, or, if prior action by the Board of Directors is required by law, shall be at the close of business on the day on which the Board of Directors adopts the resolution taking such prior action; and (3) the record date for determining stockholders for any other purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

SECTION 5. DIVIDENDS – Subject to the provisions of the Certificate of Incorporation and any Preferred Stock Designation (as defined therein) the Board of Directors may, in its sole discretion, declare dividends upon stock of the Corporation out of funds legally available therefor. Before declaring any dividend there may be set apart out of any funds of the Corporation available for dividends, such sum or sums as the Board of Directors from time to time in their discretion deem proper for such purposes as the Board of Directors shall deem conducive to the interests of the Corporation.

SECTION 6. SEAL – The corporate seal of the Corporation shall be in such form as shall be determined by resolution of the Board of Directors. Said seal may be used by causing it or a facsimile thereof to be impressed or affixes or reproduced or otherwise imprinted upon the subject document or paper.

SECTION 7. FISCAL YEAR – The fiscal year of the Corporation shall be determined by resolution of the Board of Directors.

SECTION 8. CHECKS – All checks, drafts or other orders for the payment of money, notes or other evidence or indebtedness issued in the name of the Corporation shall be signed by such officer or officers, or agent or agents, of the Corporation, and in such manner as shall be determined from time to time by resolution of the Board of Directors.

SECTION 9. NOTICE AND WAIVER OF NOTICE – Whenever any notice is required to be given under these By-Laws, personal notice is not required unless expressly so stated, and any notice so required shall be deemed to be sufficient if given by depositing the same in the United States mail, postage prepaid, addressed to the person entitled thereto at his or her address as it appears on the records of the Corporation, and such notice shall be deemed to have been given on the day of such mailing. Stockholders not entitled to vote shall not be entitled to receive notice of any meetings except as otherwise required by law. Whenever any notice is required to be given under the provisions of any law, or under the provisions of the Certificate of Incorporation or of these By-Laws, a waiver thereof, in writing and signed by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent to such required notice.

ARTICLE VI

AMENDMENTS

These By-Laws may be altered, amended or repealed at any annual meeting of the stockholders (or at any special meeting thereof if notice of such proposed alteration, amendment or repeal to be considered is contained in the notice of such special meeting) by the affirmative vote of the holders of shares constituting a majority of the voting power of all of the then outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors. Except as otherwise provided in the Certificate of Incorporation, the Board of Directors may by majority vote of those present at any meeting at which a quorum is present alter, amend or repeal these By-Laws, or enact such other By-Laws as in their judgment may be advisable for the regulation and conduct of the affairs of the Corporation.